Exhibit 5.1
Consent of Independent Registered Chartered Accountants
We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-173794 on Form F-10 of Brookfield Asset Management Inc. (the “Company”) of our reports dated March 23, 2011, relating to the consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting appearing in the Company’s Form 6-K dated March 24, 2011.
/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Licensed Public Accountants
June 7, 2011